UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, MN 55439

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 28, 2022, Agiliti, Inc. (the “Company”) entered into a new 12-month sole source agreement (the “Agreement”) with the U.S. Department of Health and Human Services’ (“HHS”) Office of Assistant Secretary for Preparedness and Response (“ASPR”) to provide comprehensive ventilator and powered air purifying respirator (“PAPR”) systems management and maintenance services. This Agreement replaces the Company’s prior agreements with HHS/ASPR that ran from July 21, 2020, to February 27, 2022, and is comprised of an initial 6-month base term, running from the period of February 28, 2022, to August 27, 2022, and a 6-month option term that will expire February 27, 2023.

The term of this new Agreement will allow adequate time for HHS/ASPR to compete a longer-term agreement for comprehensive ventilator and PAPR systems management and maintenance services without having a lapse in critical COVID-19 pandemic response needs. HHS/ASPR solicited, negotiated and awarded the Agreement to the Company pursuant to Federal Acquisition Regulation (“FAR”) 6.302-2 Unusual and Compelling Urgency. Due to the unusual and compelling urgency of this requirement, HHS/ASPR determined that the Company is the only vendor that can provide comprehensive ventilator and PAPR management and maintenance as interim services on an expedited basis. Services include immediately providing all capabilities, such as, but not limited to, expertise, record management, labor, material, equipment, properly licensed and secure facilities to meet all of the current federal, state and local regulatory compliance, meeting stringent security, temperature control to maintain medical equipment, maintenance and repair services for the Division of Strategic National Stockpile (“DSNS”) cache of 167,574 ventilators, ventilator kits and supplies in 36,110 pallet positions and 164,950 PAPRs in 2,504 pallet positions.  HHS/ASPR concluded that a lapse in service would cause irreparable harm to the government and therefore that the Agreement is necessary.

The term of the Agreement will allow for transition to the competitive contract when awarded. Agiliti fully intends to compete for such future contract award.

Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K, including statements regarding the expected timing for HHS/ASPR’s public request for proposal and new contract award, are forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements, including uncertainties with respect to timing of HHS/ASPR’s public request for proposal or award of a new contract; risks related to our ability to successfully compete for continuing contracts with HHS/ASPR following the expiration of the Agreement; and risks related to further renewal or termination of the Agreement or any of our existing contacts with HHS and ASPR. Other important risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including but not limited to, our Prospectus dated April 22, 2021 filed in connection with our initial public offering, our Quarterly Reports on Form 10-Q and any subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022	AGILITI, INC.

	By:	/s/ James B. Pekarek
	Name:	James B. Pekarek
	Title:	Executive Vice President and Chief Financial Officer